Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Record Quarterly Revenue for the First Quarter of Fiscal Year 2009

Q1 2009 Revenue Increased 24% year-over-year to $140 Million

DURHAM, N.C., October 21, 2008 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $140.4 million for its first quarter of fiscal 2009, ended September 28, 2008.  This represents a 24% increase compared to revenue of $113.4 million reported for the first fiscal quarter last year and a 3% increase compared to the fiscal fourth quarter of 2008.   GAAP net income for the first quarter was $5.9 million, or $0.07 per diluted share, compared to net income of $12.7 million or $0.15 per diluted share for the first quarter of fiscal 2008.  Net income for the first quarter of fiscal 2008 benefited from a realized gain on investment of $10.8 million or $0.13 per diluted share.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

GAAP EPS of $0.07 per diluted share for the first quarter of fiscal 2009 includes expenses totaling $7.3 million, net of tax, or $0.08 per diluted share related to amortization of acquired intangibles and stock-based compensation expense.  On a non-GAAP basis, adjusted to exclude these items, net income for the first quarter of fiscal 2009 was $13.2 million, or $0.15 per diluted share.  On a non-GAAP basis, adjusted to exclude similar items as well as a realized gain on investment and property tax expense adjustments, net income for the first quarter of fiscal 2008 was $8.8 million, or $0.10 per diluted share.

“Financial results were at the high end of our targeted range in Q1 due to strong LED revenue growth and better margins,” stated Chuck Swoboda, Cree Chairman and CEO.  “Additionally, the recently announced strategic agreement with Zumtobel signals an important step for Cree and is targeted to accelerate the LED lighting revolution across Europe.  While the current economic uncertainty has made forecasting the business more challenging, we continue to target growth driven by increased demand for our XLamp® LED and LED lighting solution products.”

Recent Business Highlights:

➢
Announced commercial availability of the XLamp MC-E LED.  The multi-chip XLamp MC-E retains the same 7mm x 9mm footprint as Cree’s existing XLamp XR family LEDs while providing four times the light output of the existing XR-E, the highest lumen output commercially available for a package of this size.

➢
Entered into a long-term strategic agreement with Zumtobel Group, a global market leader in the professional lighting industry, to supply LED downlights to the European market.  This agreement accelerates the business relationship, which is anticipated to expand into other high-volume lighting categories in 2009.

➢
Welcomed Welland, Ontario, Canada, into the LED City® program.  The city has converted many of its lighting applications to LEDs, including streetlights and traffic signals, and has additional projects underway.

➢
The Cree LR4 recessed architectural LED down light won the top prize for recessed down lights in the 2008 Lighting for Tomorrow solid-state lighting (SSL) competition, and was praised for “superior energy efficiency and color quality”.  The Cree LR24, a 24-inch square recessed LED light, was honored for superior efficacy in the “Other Applications” category.

➢
Named Steve Kelley as executive vice president and chief operating officer.  Kelley comes to Cree after five years at Texas Instruments where he served as vice president and general manager of the Standard Linear and Logic Group.

Q1 2009 Financial Metrics:

➢	GAAP gross margin improved to 35% of revenue compared to 31% in Q1 of FY08, and non-GAAP gross margin was 36%.

➢	Accounts receivable decreased $6.9 million from Q4 to $103.4 million, resulting in days sales outstanding of 66, a decrease of 7 days from Q4.

➢	Inventory decreased $0.9 million from Q4 to $79.2 million, and represents 78 days of inventory, a decrease of 2 days from Q4.

➢	Cash and investments were $339.1 million with cash flow from operations of $42.1 million and free cash flow (cash flow from operations less capital expenditures) of $30.3 million.

Business Outlook:

Current uncertainty in global economic conditions makes it particularly difficult to predict demand and makes it more likely that Cree’s actual results could differ materially from expectations.  For its second quarter of fiscal 2009 ending December 28, 2008, Cree targets revenue in a range of $142 million to $146 million with GAAP earnings of $0.07 to $0.08 per diluted share and non-GAAP earnings of $0.15 to $0.16 per diluted share, based on an estimated 89 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.04 per diluted share, and stock-based compensation expense of $0.04 per diluted share.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal first quarter 2009 results and the fiscal second quarter 2009 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through November 4, 2008.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics,” “Quarter ending September 28, 2008”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting solutions, and semiconductor solutions for wireless and power applications.

Cree’s product families include recessed LED down lights, lighting-class power LEDs, high-brightness LEDs, blue and green LED chips, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.

For additional product and company information, please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including current uncertainty in global economic conditions that could negatively affect product demand and other related matters as consumers and businesses may defer purchases in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; potential changes in demand; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange

Commission (SEC), including our report on Form 10-K for the fiscal year ended June 29, 2008, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and LED City are registered trademarks of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	September 28,	September 23,
	2008	2007
	(Unaudited)

Product revenue	$134,693	$105,963
Contract revenue	5,685	7,423
Total revenue	140,378	113,386

Cost of product revenue	86,644	72,580
Cost of contract revenue	4,371	6,066
Total cost of revenue	91,015	78,646

Gross margin	49,363	34,740
Gross margin percentage	35.2%	30.6%

Operating expenses:
Research and development	17,275	12,777
Sales, general and administrative	22,918	18,164
Amortization of acquisition related intangibles	4,062	4,048
Loss on disposal or impairment of long-lived assets	405	734
Total operating expenses	44,660	35,723

Operating income (loss)	4,703	(983)
Operating income percentage	3.4%	-0.9%

Non-operating income:
Gain on sale of investments, net	12	14,117
Interest and other non-operating income, net	2,977	3,727
Income from continuing operations before income taxes	7,692	16,861

Income tax expense	1,754	3,994
Net income from continuing operations	5,938	12,867

Loss from discontinued operations, net of related tax effect	(19)	(154)
Net income	$5,919	$12,713

Diluted earnings per share:
Income from continuing operations	$0.07	$0.15
Loss from discontinued operations	$(0.00)	$(0.00)
Net income	$0.07	$0.15

Weighted average shares of common
stock outstanding, basic	87,851	84,683

Weighted average shares of common
stock outstanding, diluted	88,732	86,566

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 28,	June 29,
	2008	2008
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$286,498	$312,428
Accounts receivable, net	103,430	110,376
Inventory, net	79,216	80,161
Income taxes receivable	9,938	9,825
Deferred income taxes	5,032	4,578
Prepaid expenses and other current assets	13,167	13,000
Assets of discontinued operations	2,658	2,600
Total current assets	499,939	532,968

Property and equipment, net	342,059	348,013
Long-term investments	52,566	58,604
Intangible assets, net	121, 975	125,037
Goodwill	244,003	244,003
Other assets	6,344	4,782
Total assets	$1,266,886	$1,313,407

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$40,765	$37,402
Accrued salaries and wages	16,191	13,471
Income taxes payable	7,290	5,314
Other current liabilities	3,462	7,938
Contingent payment due related to COTCO acquisition	-	60,000
Liabilities of discontinued operations	480	550
Total current liabilities	68,188	124,675

Long-term liabilities:
Deferred income taxes	37,035	38,048
Other long-term liabilities	4,199	4,199
Long-term liabilities of discontinued operations	745	745
Total long-term liabilities	41,979	42,992

Shareholders' Equity:
Common stock	110	110
Additional paid-in-capital	816,392	811,015
Accumulated other comprehensive income	8,606	8,923
Retained earnings	331,611	325,692
Total shareholders' equity	1,156,719	1,145,740
Total liabilities and shareholders' equity	$1,266,886	$1,313,407

The following is a reconciliation showing how Cree, Inc.'s first quarter income statements for fiscal 2009 and 2008 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q1 2009 & 2008 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	September 28, 2008				September 23, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$134,693	$-		$134,693	$105,963	$-		$105,963
Contract revenue	5,685	-		5,685	7,423	-		7,423
Total revenue	140,378	-		140,378	113,386	-		113,386

Cost of product revenue	86,644	(1,302)	(a)	85,342	72,580	(914)	(a)	71,666
Cost of contract revenue	4,371	-		4,371	6,066	-		6,066
Total cost of sales	91,015	(1,302)		89,713	78,646	(914)		77,732

Gross margin	49,363	1,302		50,665	34,740	914		35,654
Gross margin percentage	35.2%			36.1%	30.6%			31.4%

Operating expenses:
Research and development	17,275	(1,446)	(a)	15,829	12,777	(897)	(a)	11,880
Sales, general and administrative	22,918	(2,685)	(a)	20,233	18,164	(3,164)	(a), (e)	15,000
Amortization of acquisition related intangibles	4,062	(4,062)	(b)	-	4,048	(4,048)	(b)	-
Gain on disposal of assets	405	-		405	734	-		734
Total operating expenses	44,660	(8,193)		36,467	35,723	(8,109)		27,614

Operating income	4,703	9,495		14,198	(983)	9,023		8,040
Operating income percentage	3.4%			10.1%	-0.9%			7.1%

Non-operating income:
Gain (loss) on investments in securities	12	-		12	14,117	(14,117)	(d)	-
Interest and other non-operating income, net	2,977	-		2,977	3,727	-		3,727
Income from continuing operations before income taxes	7,692	9,495		17,187	16,861	(5,094)		11,767

Income tax expense (benefit)	1,754	2,165	(c)	3,919	3,994	(1,206)	(f)	2,788
Net income from continuing operations	5,938	7,330		13,268	12,867	(3,888)		8,979

Gain (loss) from discontinued operations, net of related tax	(19)	-		(19)	(154)	-		(154)
Net income	$5,919	$7,330		$13,249	$12,713	$(3,888)		$8,825

Earnings per diluted share:
From continuing operations	$0.07	$0.08		$0.15	$0.15	$(0.05)		$0.10
From discontinued operations	$(0.00)	$-		$(0.00)	$(0.00)	$-		$(0.00)
From net income	$0.07	$0.08		$0.15	$0.15	$(0.05)		$0.10

Weighted average shares of common
stock outstanding, basic	87,851	-		87,851	84,683	-		84,683

Weighted average shares of common
stock outstanding, diluted	88,732	-		88,732	86,566	-		86,566

(a) Non-cash stock-based compensation expense of $1,302 in costs of product revenue, $1,446 in research and development and $2,685 in sales, general and administrative for the three months ended September 28, 2008 and $914 in costs of product revenue, $897 in research and development and $1,400 in sales, general and administrative for the three months ended September 23, 2007.

(b) Amortization expense of $4,062 for the three months ended September 28, 2008 and $4,048 for the three months ended September 23, 2007 recognized on intangible assets resulting from acquisitions.

(c) Tax effects of non-cash stock-based compensation expense and amortization related to acquisition related intangible assets.

(d) Gain on the sale of 500,000 shares of Color Kinetics Corporation common stock.

(e) Personal property assessment of $1.7 million related to the audit of our 2002 through 2007 property tax returns.

(f) Tax effects of non-cash stock based compensation, amortization related to acquisitions, gain on the sale of Color Kinetics common stock and the personal property assessment related to the audit of our 2002 through 2007 personal property tax returns.